CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 of the Registration Statement on Form SB-2 of our report dated March 20, 2006 (except Note 14, as to which the date is January 28, 2008) on the consolidated statements of operations, stockholders deficit and cash flows of Assured Pharmacy, Inc. and subsidiaries (formerly known as eRXSYS, Inc.) for the year ended December 31, 2005, which appears in such Registration Statement. We also consent to the reference to us under the heading “Expert” in such Registration Statement.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
January 28, 2008